                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 for Tender of
                   10 3/4% Senior Subordinated Notes Due 2007
                           (the "outstanding notes")

                                       of

                          Global Imaging Systems, Inc.

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender outstanding notes pursuant to the exchange offer
described in the prospectus dated    , 1999 (as the same may be amended or
supplemented from time to time, the "prospectus") of Global Imaging Systems, Inc., a Delaware corporation ("Global"), if certificates for the outstanding notes are not immediately available, or time will not permit the outstanding notes, the Letter of Transmittal and all other required documents to be delivered to United States Trust Company of New York (the "exchange agent")
prior to 5:00 p.m., New York City time, on    , 1999 or such later date and
time to which the exchange offer may be extended (the "expiration date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the exchange agent, and must be received by the exchange agent prior to the expiration date. See "The Exchange Offer-- Procedures for Tendering Outstanding Notes" in the prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the prospectus.

                 The exchange agent for the exchange offer is:

                    UNITED STATES TRUST COMPANY OF NEW YORK

       By Facsimile:                By Mail:             By Hand before 4:30
                                                                p.m.:



      (212) 780-0592           United States Trust         United States Trust
                               Company of New York         Company of New York
    Attention: Customer        P.O. Box 843 Cooper            111 Broadway
    Service Confirm by               Station            New York, New York 10006
 Telephone to: (800) 548-   New York, New York 10276     Attention: Lower Level
           6565               Attention: Corporate       Corporate Trust Window
                                 Trust Services

               By Overnight Courier and By Hand after 4:30 p.m.:

                    United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE
      OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Global, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal, the outstanding notes indicated below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer-- Procedures for Tendering Outstanding Notes."

Name(s) of Registered Holder(s): ______________________________________________
                                          (Please Print or Type)
Signature(s): _________________________________________________________________
Address(es): __________________________________________________________________
_______________________________________________________________________________
Area Code(s) and Telephone Number(s): _________________________________________
Account Number: _______________________________________________________________
Date: _________________________________________________________________________

       Certificate No(s).                    Principal Amount of Outstanding
         (if available)                              Notes Tendered*
_________________________________         _____________________________________
_________________________________         _____________________________________
_________________________________         _____________________________________
_________________________________         _____________________________________
_________________________________         _____________________________________
_________________________________         _____________________________________

* Must be in integral multiples of $1,000 principal amount.

                             GUARANTEE OF DELIVERY
                   (Not to be used for signature guarantee)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the exchange agent the certificates representing the outstanding notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such outstanding notes, into the exchange agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm: ___________________         _____________________________________
Address: ________________________                 Authorized Signature
_________________________________         Name: _______________________________
                         Zip Code                 Please Print or Type
Telephone No.: __________________         Title: ______________________________
                                          Dated: ______________________________

  The institution that completes this form must communicate the guarantee to the exchange agent and must deliver the certificates representing any outstanding notes (or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC) and the Letter of Transmittal to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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